As filed with the Securities and Exchange Commission on September 27, 2005

          Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________________

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

________________________

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	74-1668471
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1212 North Hercules Avenue

Clearwater, Florida 33765

(Address of principal executive offices and Zip Code)

________________________

AEROSONIC CORPORATION 2004 STOCK INCENTIVE PLAN

(Full title of the plan)

________________________

Gary E. Colbert

Chief Financial Officer

Aerosonic Corporation

1212 North Hercules Avenue

Clearwater, Florida 33765

Phone:  (727) 461-3000

(Name, Address and Telephone number of agent for service)

________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.40 par value per share	200,000 Shares	$6.74	$1,348,000	$158.66

(1)

The shares of the Registrant's common stock, $0.40 par value per share (the "Common Stock"), set forth in the Calculation of Registration Fee table, reserved for issuance under the 2004 Stock Incentive Plan (the "Plan") and which may be offered pursuant to this registration statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of the Registrant's Common Stock as may be offered or issued as a result of any stock splits, stock dividends or similar transactions.

(2)

In accordance with Rule 457(c) and (h), the Maximum Aggregate Offering Price and Registration Fee have been computed as follows: (a) the price per share of the Registrant's Common Stock has been based on the average of the high and low prices for the Registrant's Common Stock as reported on the American Stock Exchange on September 26, 2005, and (b) using such price per share, the aggregate amount of the Offering Price was then calculated on the basis of the aggregate amount of shares of the Registrant's Common Stock issuable in connection with the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

This Registration Statement relates to the registration of 200,000 shares of common stock, par value $0.40 per share (the "Common Stock"), of Aerosonic Corporation (the "Company"), to be offered or sold pursuant to the Aerosonic Corporation 2004 Stock Incentive Plan (the "Plan").

The documents containing the information about the Plan specified in Part I of Form S-8 will be sent or given to eligible and/or participating employees of the Company as specified by Rule 428(b)(1) of Regulation C under the Securities Act of 1933, as amended (the "Securities Act"), and such documents taken together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8 shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information

The Company shall provide a written statement to participants in the Plan advising them of the availability, without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, the documents which are incorporated by reference into the Section 10(a) Prospectus, and the documents required to be delivered to them pursuant to Rule 428(b) of Regulation C under the Securities Act.  The address, title of the individual or department, and telephone number to which the request is to be directed shall be provided to participants.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents have been filed with the Securities and Exchange Commission (the "SEC") and are incorporated herein by reference and made a part hereof:

(a)

The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2005.

(b)

The Company's Quarterly Reports on Form 10-Q for the quarters ended April 29, 2005 and July 29, 2005.

(c)

The Company's Current Reports on Forms 8-K filed on April 5, 2005, April 5, 2005, April 11, 2005, July 12, 2005 and July 13, 2005.

(d)

The Company's registration statement on Form 10, filed with the SEC on July 6, 1970 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which includes a description of the Company's Common Stock.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Company's by-laws provide that the Company shall indemnify and hold harmless all of its officers and directors, and any of its other agents and employees specifically designated by the Board of Directors or the Company president, in connection with any threatened, pending or contemplated action, suit, proceeding, whether civil, criminal, administrative or investigative by reason of their relationship to the Company against expenses, judgments, fines, amounts paid in settlement or otherwise reasonably incurred, to the extent covered by Section 145 of the Delaware General Corporation Law (the "DGCL"), under the circumstances and pursuant to the procedures set forth in such section.

Section 145 of the DGCL provides that such persons may be indemnified to the extent that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company (and in the case of criminal actions or proceedings, had no reasonable cause to believe his or her conduct was unlawful).  Further, where a present or former director or officer has been successful on the merits or otherwise in defense of any such action, the Company is required to indemnify them.  Additionally, the Company is permitted under Section 145 to advance officers and directors certain expenses related to defending against such claims.

Insofar as indemnification for liabilities (primarily relating to public distribution of securities) arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, or to an affiliate of the Company pursuant to its by-laws or otherwise, the Board of Directors has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Accordingly, it is possible that the indemnification provisions may not apply to liabilities arising under the Securities Act unless the person to be indemnified is successful on the merits of the claim or proceeding.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following is a list of exhibits filed as part of this Registration Statement.

Exhibit No.	Description	Method of Filing

4.1	Aerosonic Corporation 2004 Stock Incentive Plan	Filed herewith.

5.1	Opinion of Buchanan Ingersoll PC regarding the legality of the securities being registered	Filed herewith.

23.1	Consent of Buchanan Ingersoll PC	Included in the opinion filed as Exhibit 5.1 to this Registration Statement.

23.2	Consent of Tedder, James, Worden & Associates, P.A., independent registered certified public accounting firm	Filed herewith.

23.3	Consent of PricewaterhouseCoopers LLP, independent registered certified public accounting firm	Filed herewith.

24.1	Power of Attorney	Filed herewith.

Item 9.  Undertakings.

(a)

Rule 145 Offering.  The Company hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

Filings Incorporating Subsequent Exchange Act Documents by Reference.  The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Incorporate Annual and Quarterly Reports.  The Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or 14c-3 under the Exchange Act; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporate by reference in the prospectus to provide interim financial information.

(d)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on the 27th day of September, 2005.

AEROSONIC CORPORATION
By:	/s/David A. Baldini
David A. Baldini, Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Dated: September 27, 2005	/s/David A. Baldini
David A. Baldini, Director
Dated: September 27, 2005	/s/Gary E. Colbert
Gary E. Colbert, Chief Financial Officer
Dated: September 27, 2005	/s/Robert J. McGill
Robert J. McGill, Director
Dated: September 27, 2005	/s/P. Mark Perkins
P. Mark Perkins, Director
Dated: September 27, 2005	/s/David M. Vosen
David M. Vosen, Director
Dated: September 27, 2005	/s/Thomas E. Whytas
Thomas E. Whytas, Director

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

4.1	Aerosonic Corporation 2004 Stock Incentive Plan	Filed herewith.

5.1	Opinion of Buchanan Ingersoll PC regarding the legality of the securities being registered	Filed herewith.
23.1	Consent of Buchanan Ingersoll PC	Included in the opinion filed as Exhibit 5.1 to this Registration Statement.

23.2	Consent of Tedder, James, Worden & Associates, P.A., independent registered certified public accounting firm	Filed herewith.

23.3	Consent of PricewaterhouseCoopers LLP, independent registered certified public accounting firm	Filed herewith.

24.1	Power of Attorney	Filed herewith.

Exhibit No. 4.1

AEROSONIC CORPORATION

2004 STOCK INCENTIVE PLAN

SECTION 1.

GENERAL PROVISIONS.

(a)

Establishment of Plan.  Aerosonic Corporation, a Delaware corporation (the “Company”), hereby establishes an equity incentive compensation plan as set forth below, to be known as the Aerosonic Corporation 2004 Stock Incentive Plan (the "Plan").

(b)

Purpose of the Plan.  The purpose of the Plan is to encourage and enable officers, other employees and non-employee directors of the Company and its Subsidiaries to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification and alignment of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company, and to assist in the recruitment of new employees.

(c)

Types of Awards.  Awards under the Plan may be made to Eligible Persons in the form of: (i) Incentive Stock Options, (ii) Non-Statutory Stock Options, (iii) Restricted Stock, and (iv) Unrestricted Stock, except that the only employees of the Company (and not Non-Employee Directors) may receive Awards of Incentive Stock Options.

(d)

Effective Date and Term of the Plan.  The Plan shall be effective upon approval by the Company’s stockholders (the “Effective Date”) and shall continue in effect for five years, unless earlier terminated or extended by an amendment to the Plan.

SECTION 2.

DEFINITIONS.

The following terms shall be defined as set forth below:

(a)

"Award" or "Awards", except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards and Unrestricted Stock Awards.

(b)

"Award Agreement" means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c)

"Board" means the Board of Directors of the Company.

(d)

"Cause" shall mean, with respect to any Award holder, a determination by the Company (including the Board) or any Subsidiary that the Holder's employment or other relationship with the Company or any such Subsidiary should be terminated as a result of (i) a material breach by the Award holder of any agreement to which the Award holder and the Company (or any such Subsidiary) are parties, (ii) any act (other than retirement) or omission to act by the Award holder that may have a material and adverse effect on the business of the Company, such Subsidiary or any other Subsidiary or on the Award holder's ability to perform services for the Company or any such Subsidiary, including, without limitation, the proven or admitted commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Award holder in connection with the business or affairs of the Company or any such Subsidiary.

(e)

"Change of Control" shall have the meaning set forth in Section 14 hereof.

(f)

"Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

(g)

"Committee" shall have the meaning set forth in Section 3(a) hereof.

(h)

"Disability" means the inability of an Eligible Person to perform substantially his or her duties and responsibilities to the Company or to any Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of one hundred eighty (180) days, or (ii) at such earlier time as the Eligible Person submits medical evidence satisfactory to the Committee that the Eligible Person has a physical or mental disability or infirmity that will likely prevent the Eligible Person from returning to the performance of the Eligible Person’s work duties for one hundred eighty (180) days or longer. The commencement date of such Disability shall be the last day of such one hundred eighty (180) days period or the day on which the Eligible Person submits such satisfactory medical evidence, as the case may be.

(i)

"Eligible Persons" shall have the meaning set forth in Section 5 hereof.

(j)

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(k)

"Fair Market Value" on any given date means the closing price per share of the Stock on such date as reported by the American Stock Exchange or such other registered national securities exchange on which the Stock may be listed, or, if the Stock is not listed on such an exchange, as quoted on NASDAQ; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted on NASDAQ, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(l)

"Incentive Stock Options" means any Stock Options designated and qualified as "incentive stock options" as defined in Section 422 of the Code.

(m)

"Independent Director" means any director who meets the independence requirements of Section 121 of the American Stock Exchange Company Guide or the comparable requirements of any other national securities exchange or automated quotation system on which the Stock may be listed or quoted.

(n)

"Non-Employee Director" means any director who: (i) is not currently an officer of the Company or a Subsidiary, or otherwise currently employed by the Company or a Subsidiary, (ii) does not receive compensation, either directly or indirectly, from the Company or a Subsidiary, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K.

(o)

"Non-Statutory Stock Options" mean any Stock Options that are not Incentive Stock Options.

(p)

"Normal Retirement" means retirement in good standing from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

(q)

"Outside Director" means any director who (i) is not an employee of the Company or of any "affiliated group," as such term is defined in Section 1504(a) of the Code, (an "Affiliated Group Member"), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliated Group Member's taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. "Outside Director" status also shall be determined in accordance with Section 162(m) of the Code and the Treasury Regulations issued thereunder.

(r)

"Options" or "Stock Options" means any options to purchase shares of Stock granted pursuant to Section 6 hereof.

(s)

“Participants” means those persons selected from the Eligible Persons who have received Awards under the Plan.

(t)

“Restricted Stock” and "Restricted Stock Award" means Awards granted pursuant to Section 7 hereof.

(u)

"SEC" means the Securities and Exchange Commission or any successor authority.

(v)

"Stock" means the Company’s common stock, $0.40 par value per share, which is subject to adjustments pursuant to Section 4 hereof.

(w)

“Subsidiary” or “Subsidiaries” means any corporation of which 50% or more of the total combined voting power of all classes of its capital stock is owned by the Company directly or indirectly through one or more other Subsidiaries.

(x)

"Unrestricted Stock Awards" mean Awards granted pursuant to Section 8 hereof.

SECTION 3.

ADMINISTRATION OF PLAN; COMMITTEE’S AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS.

(a)

Committee. The Plan shall be administered by a committee of the Board (the "Committee") consisting of not less than three (3) persons each of whom qualifies as an Independent Director, an Outside Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an Independent Director, an Outside Director, or a Non-Employee Director. The members of the Committee shall be appointed originally, and as vacancies occur, by the Board, to serve at the pleasure of the Board.  Except for those powers as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.

(b)

Powers of Committee. The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”), by the Committee or, if necessary to so qualify the Awards, by the Board.  The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i)

to select the persons to whom Awards may from time to time be granted (“Participants”);

(ii)

to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock and Unrestricted Stock, or any combination of the foregoing, granted to any one or more Participants;

(iii)

to determine the number of shares to be covered by any Award;

(iv)

to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the Participant's consent; to accelerate the exercisability or vesting of all or any portion of any Award;

(v)

to extend the period in which any outstanding Stock Option may be exercised;

(vi)

to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the shares of Stock to be issued upon exercise of a Nonstatutory Stock Option or vesting of an Award that number of shares of Stock having a Fair Market Value equal to the amount required to be withheld.  The Fair Market Value of the shares of Stock to be withheld shall be determined in such manner and on such date that the Committee shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined.  All elections by a Participant to have shares of Stock withheld for this purpose shall be made in such form and under such conditions as the Board may provide;

(vii)

to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of shares of Stock, cash or a combination thereof, the amount of which is determined by reference to the value of the Award;

(viii)

to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.  The Committee may delegate to one or more individuals the day-to-day administration of the Plan.  Such delegation may be revoked at any time.

A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan Participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.

SECTION 4.

STOCK TO BE ISSUED UNDER THE PLAN; MERGERS; SUBSTITUTION.

(a)

Shares Issuable. The maximum number of shares of Stock which may be issued in respect of Awards granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in this Section 3, shall be 200,000 shares.  For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise), shares that are tendered in payment of the exercise price of any Award and shares that are tendered or withheld for tax withholding obligations shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

(b)

Limitation on Awards. In no event may any Plan Participant be granted Awards with respect to more than 50,000 shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a Plan Participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of an Award is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

(c)

Stock Dividends, Mergers, etc. In the event that after approval of the Plan by the stockholders of the Company in accordance with Section 15, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 14.  Notwithstanding any of the foregoing, in no event may any change be made to an Incentive Stock Option which would constitute or modification within the meaning of Section 424(h) (3) of the Code.

(d)

Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 5.

ELIGIBILITY.

Awards may be granted to officers, directors (including Non-Employee Directors) and employees of the Company and it’s Subsidiaries ("Eligible Persons").

SECTION 6.

STOCK OPTIONS.

The Committee may grant to Eligible Persons options to purchase Stock (“Stock Options”).

Any Stock Options granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board.

The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or a Subsidiary. Stock Options granted pursuant to this Section 5 shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. In addition, Incentive Stock Options shall contain such other provisions as may be necessary to meet the requirements of the Code and the rulings and regulations issued thereunder with respect to Incentive Stock Options.

(a)

Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant but shall be, in the case of Incentive Stock Options, not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the date of grant.

(b)

Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(c)

Exercise Rights; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. A Participant shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d)

Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by delivery of cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable Award Agreement, by one or more of the following methods:

(i)

by delivery to the Company of shares of Stock of the Company that either have been purchased by the Participant on the open market, or shares of Stock that have been beneficially owned by the Participant for a period of at least six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles) and are not then subject to restriction under any Company plan (“Mature Shares”); and such surrendered shares have a Fair Market Value equal in amount to the exercise price of the Options being exercised;

(ii)

as long as the Stock is registered under the Exchange Act at such time, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event that the Participant chooses to pay the purchase price as so provided, the Participant and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; (This method of exercise shall include, in the case of a Participant who is an executive officer of the Company, such procedures and agreements as the Committee deems appropriate in order to avoid any extension of credit in the form of a personal loan to such officer. Furthermore, the Company need not act upon such exercise notice until the Company receives full payment of the exercise price.) by reducing the number of Option shares otherwise issuable to the Participant upon exercise of the Option by a number of shares of Stock having a Fair Market Value equal to such aggregate exercise price; provided, however, that the Participant otherwise holds an equal number of Mature Shares;

(iii)

by any combination of such methods of payment; or

(iv)

as otherwise determined by the Committee.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt by the Company from the Participant (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Agreement for the Option or imposed by applicable law.

(e)

Non-transferability of Options. Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant.

(f)

Annual Limit on Incentive Stock Options. Notwithstanding the designation “Incentive Stock Option” in an Award Agreement, if and to the extent that the aggregate Fair Market Value of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Statutory Stock Options.  For purposes of this Section 6(f), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares shall be determined as of the date of grant.

SECTION 7.

RESTRICTED STOCK AWARDS.

(a)

Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for such purchase price, if any, as may be determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"), including continued employment and/or achievement of pre-established performance goals and objectives.  Certain shares of Restricted Stock granted under this Section may, at the discretion of the Committee, be granted to a Participant in a manner which is intended to be “performance-based compensation” within the meaning of Code 162(m).  Any such awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m).

(b)

Acceptance of Award. A Participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the Participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

(c)

Rights as a Stockholder. Upon complying with Section 7(b) above, a Participant shall have all the rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 7 and subject to such other conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 7(e) below.

(d)

Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment of a Participant by the Company or its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase the Participant’s shares of Restricted Stock which have not then vested at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the Participant or the Participant's legal representative. The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

(e)

Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 12 hereof, amend any conditions of the Award.

(f)

Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 8.

UNRESTRICTED STOCK AWARDS.

(a)

Grant or Sale of Unrestricted Stock. The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan ("Unrestricted Stock") at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b)

Restrictions on Transfers. The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 9.

TERMINATION OF STOCK OPTIONS.

(a)

Incentive Stock Options:

(i)

Termination by Death. If any Participant's employment by the Company and its Subsidiaries terminates by reason of death, any Incentive Stock Option owned by such Participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the Participant, for a period of one hundred eighty (180) days (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(ii)

Termination by Reason of Disability or Normal Retirement.

(A)

Any Incentive Stock Option held by a Participant whose employment by the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(B)

Any Incentive Stock Option held by a Participant whose employment by the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(C)

The Committee shall have sole authority and discretion to determine whether a Participant's employment has been terminated by reason of Disability or Normal Retirement.

(iii)

Termination for Cause. If any Participant's employment by the Company and its Subsidiaries has been terminated for Cause, any Incentive Stock Option held by such Participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(iv)

Other Termination. Unless otherwise determined by the Committee, if a Participant's employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Incentive Stock Option held by such Participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for thirty (30) days (or such other period as the Committee shall specify) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(b)

Non-Statutory Stock Options. Any Non-Statutory Stock Option granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 10.

TAX WITHHOLDING.

(a)

Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any federal, state, local and payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b)

Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such Award, or (ii) delivering to the Company a number of Mature Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

(c)

Notice of Disqualifying Disposition. Each holder of an Incentive Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

SECTION 11.

TRANSFER AND LEAVE OF ABSENCE.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)

a transfer to the employment of the Company from a Subsidiary to the Company or from the Company to a Subsidiary, or from one Subsidiary to another;

(b)

an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 12.

AMENDMENTS AND TERMINATION.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent.

Notwithstanding the above, any material amendment to this Plan shall be subject to approval by the Company’s stockholders.  For these purposes, a material amendment would include, but not be limited to, the following: (a) any material increase in the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spin-off or similar transaction); (b) any material increase in benefits to Participants not specifically provided herein; (c) any material expansion of the class of Eligible Persons; and (d) any expansion in the types of Options or Awards provided under this Plan.

This Plan shall terminate as of the fifth anniversary of its Effective Date. The Board may terminate this Plan at any earlier time for any reason. No Award may be granted after the Plan has been terminated. No Award granted while this Plan is in effect shall be altered or impaired by termination of this Plan, except upon the consent of the holder of such Award. The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.

SECTION 13.

STATUS OF PLAN.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a Participant, a Participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 14.

CHANGE OF CONTROL PROVISIONS.

(a)

Upon the occurrence of a Change of Control as defined in this Section 14:

(i)

each holder of an outstanding Stock Option or Restricted Stock Award shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock, shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control; and

(ii)

the time for the exercise of each unexercised and unexpired Stock Option and Restricted Stock Award shall be accelerated, and all conditions and restrictions then in effect shall be waived, effective upon the effective date of such Change of Control.

(b)

"Change of Control" shall mean the occurrence of any one of the following events:

(i)

any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes, after the Effective Date of this Plan, a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

(ii)

the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii)

the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

SECTION 15.

GENERAL PROVISIONS.

(a)

No Distribution; Compliance with Legal Requirements. No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with the applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)

Delivery of Stock Certificates. Delivery of stock certificates to Participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the Participant, at the Participant's last known address on file with the Company.

(c)

Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary to terminate an Employee’s employment or Optionee’s service, at any time, with or without cause.

(d)

Any Award shall contain a provision that it may not be exercised at a time when the exercise thereof of the issuance of shares there under would constitute a violation of any federal or state law or listing requirements of the American Stock Exchange for such shares.

(e)

If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(f)

With respect to Participants subject to Section 16 of the Exchange Act (“Insiders”) who receive Stock Options, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act.  To the extent that compliance with any Plan provision applicable solely to such Insiders that is included solely for the purposes of complying with Rule 16b-3 is not required in order to bring at transaction by such Insiders in compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee.  To the extent any provision in the Plan or action by the Committee involving such Insiders is deemed not be comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Insiders to the extent permitted by law and deemed advisable by the Committee.

SECTION 16.

EFFECTIVE DATE OF PLAN.

This Plan shall become effective upon approval by the Company's stockholders at the Company’s next annual meeting of stockholders or at a special meeting of stockholders to consider the Plan.  This Plan shall be submitted to the stockholders of the Company for approval prior to March 27, 2005.

SECTION 17

GOVERNING LAW

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Florida without regard to its principles of conflicts of laws and any and all disputes between an optionee and the Company or a Subsidiary relating to an award shall be brought only in a state or federal court of competent jurisdiction sitting in Pinellas County or Hillsborough County, Florida.

Exhibit No. 5.1

(including Exhibit 23.1)

Opinion and Consent of Buchanan Ingersoll PC

September 27, 2005

Board of Directors

Aerosonic Corporation

1212 North Hercules Avenue

Clearwater, FL  33765

Dear Sirs:

We have acted as counsel to Aerosonic Corporation, a Delaware corporation (the "Company"), in connection with the proposed registration by the Company under the Securities Act of 1933, as amended (the "Act"), of 200,000 shares (the "Shares") of the Company's Common Stock, par value $0.40 per share (the "Common Stock"), pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on the date hereof.

In rendering this opinion we have examined the Company's Certificate of Incorporation and Bylaws, each as amended to date, and the minutes of the corporate proceedings taken by the Company in connection with the authorization of the Shares.  We have also examined the originals, or copies certified or otherwise identified to us, of the corporate records of the Company, certificates of public officials and representatives of the Company, and such other documents and records, and have made such investigations of law, as we have deemed necessary for purposes of this opinion.  We have assumed the genuineness of all signatures, the conformity to the original of all copies and the factual accuracy of all certificates submitted to us.

On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and when sold and delivered as contemplated by the Registration Statement will constitute duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

We express no opinion as to laws other than the corporate laws of the State of Delaware and the laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  In furnishing this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

BUCHANAN INGERSOLL PC

By: _/s/  BUCHANAN INGERSOL PC

Exhibit No. 23.2

Consent of Tedder, James, Worden & Associates, P.A.

Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Aerosonic Corporation on Form S-8 of our report, dated March 18, 2005, except for Note 14 as to which the date is April 6, 2005, included in and incorporated by reference in the Annual Report on Form 10-K of Aerosonic Corporation for the year ended January 31, 2005.

/s/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

Orlando, Florida
September 27, 2005

Exhibit No. 23.3

Consent of PricewaterhouseCoopers LLP

Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 27, 2003, except for the information in Note 8 as to which the date is November 30, 2004 relating to the financial statements and financial statement schedule of Aerosonic Corporation, which appears in Aerosonic Corporation’s Annual Report on Form 10-K for the year ended January 31, 2005.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

September 27, 2005

Exhibit 24.1

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David A. Baldini and Gary E. Colbert, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, any lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ David A. Baldini David A. Baldini	Director	September 27, 2005
/s/ Robert J. McGill Robert J. McGill	Director	September 27, 2005
/s/ P. Mark Perkins P. Mark Perkins	Director	September 27, 2005
/s/ David M. Vosen David M. Vosen	Director	September 27, 2005
/s/ Thomas E. Whytas Thomas E. Whytas	Director	September 27, 2005